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                                                                    EXHIBIT 10.P

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                   ARTICLE 1.
                              PURPOSE AND DURATION


         Section 1.1. Purpose. The Johnson Controls, Inc. Executive Deferred Compensation Plan (the "Plan") is established as an amendment, restatement and consolidation of the various deferral options contained in the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option), the Johnson Controls, Inc. Executive Incentive Compensation Plan (Qualified Deferred Option), and the Johnson Controls, Inc. Long Term Performance Plan and the policies adopted by the Committee under the Johnson Controls, Inc. 1992 Stock Option Plan. The Plan also implements the deferral provisions of the Johnson Controls, Inc. 2000 Stock Option Plan, and the Johnson Controls, Inc. Restricted Stock Plan.

         Section 1.2. Duration. The Plan is effective on October 1, 2001. The Plan shall remain in effect until terminated by the Board pursuant to Section 9.5.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION


         Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, where the meaning is intended, the initial letter of the word is capitalized:

         (a) "Account" means the record keeping account or accounts maintained to record the interest of each Participant under the Plan, and shall include the aggregate of the Participant's Share Unit Account, Interest Account and/or Equity Fund Account. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant's behalf, and may consist of such subaccounts or balances as the Committee may determine to be necessary or appropriate.

         (b) "Act" means the Securities Act of 1933, as interpreted by regulations and rules issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Act shall be deemed to include reference to any successor provision thereto.

         (c) "Beneficiary" means the person(s) or entity(ies) designated by a Participant to be his beneficiary for purposes of this Plan as provided in
Section 6.4.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         (f) "Committee" means the Compensation Committee of the Board, which shall consist of not less than two members of the Board, each of whom is also a director of the Company and qualifies as a "non-employee director" for purposes of Rule 16b-3 of the Exchange Act.

         (g) "Company" means Johnson Controls, Inc., and its successors as provided in Section 9.7.

         (h) "Deferral" means the amount credited, in accordance with a Participant's election or deemed election, to the Participant's Account under the Plan in lieu of the payment in cash thereof, or the issuance of Shares with respect thereto. Deferrals include the following:

                  (1) Incentive Deferrals: A deferral of all or a portion of a Participant's performance cash award under the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option Qualified), and the Johnson Controls, Inc. Long Term Performance Plan.

                  (2) Option Deferrals: A deferral of all or a portion of the Shares that would otherwise be issuable upon a Participant's exercise of his stock option under the Johnson Controls, Inc. 1992 Stock Option Plan or 2000 Stock Option Plan.

                  (3) Restricted Stock Deferrals: A deferral of the Shares that would otherwise be issuable to a Participant in the form of restricted stock under the Johnson Controls, Inc. Restricted Stock Plan.

                  (4) Dividend Deferrals: A deferral of the dividends paid on restricted shares under the Johnson Controls, Inc. Restricted Stock Plan while such shares are subject to a period of restriction.

         (i) "Equity Fund Account" means the hypothetical investment account described in Section 5.3, which is deemed invested in the Equity Fund (or such other fund determined by the Committee) under the Johnson Controls Savings and Investment (401(k)) Plan.

         (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of ERISA shall be deemed to include reference to any successor provision thereto.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as interpreted by regulations and rules issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Exchange Act shall be deemed to include reference to any successor provision thereto.

         (l) "Fair Market Value" means with respect to a Share, except as otherwise provided herein, the closing sales price on the New York Stock Exchange on the date in question (or the immediately preceding trading day if the date in question is not a trading day), and with respect to any other property, such value as is determined by the Committee.

         (m) "Interest Account" means the hypothetical investment account described in Section 5.2, which is eligible for fixed interest credits.


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         (n) "Participant" means an employee of the Company or any subsidiary who is selected for participation under the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option Qualified), the Johnson Controls, Inc. Long Term Performance Plan, the Johnson Controls, Inc. 1992 Stock Option Plan, the Johnson Controls, Inc. 2000 Stock Option Plan, and/or the Johnson Controls, Inc. Restricted Stock Plan, and who elected or is deemed to have elected to make Deferrals hereunder. Notwithstanding the foregoing, the Committee shall limit the foregoing group of eligible employees to a select group of management and highly compensated employees, as determined by the Committee in accordance with ERISA. Where the context so requires, a Participant also means a former employee entitled to receive a benefit hereunder.

         (o) "Plan Year" means the fiscal year of the Company.

         (p) "Share" means a share of common stock of the Company.

         (q) "Share Unit Account" means the account described in Section 5.1, which is deemed invested in Shares.

         (r) "Share Units" means the hypothetical Shares that are credited to the Share Unit Accounts in accordance with Section 5.1.

         Section 2.2. Construction. Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

         Section 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                   ARTICLE 3.
                                  PARTICIPATION


         Section 3.1. Effective Date. Each individual for whom a deferral account was maintained under the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option), the Johnson Controls, Inc. Executive Incentive Compensation Plan (Qualified Deferred Option), the Johnson Controls, Inc. Long Term Performance Plan and the Johnson Controls, Inc. 1992 Stock Option Plan as of September 30, 2001, shall automatically become a Participant hereunder on the effective date and each such Participant shall be credited under this Plan with the balance of his Share Unit Account, Interest Account and/or Equity Fund Account under such plans as of the effective date.

         Section 3.2. New Participants. Each employee of the Company or a subsidiary shall automatically become a Participant on the date he makes or is deemed to make a deferral election under the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option Qualified), the Johnson Controls, Inc. Long Term Performance Plan, the Johnson Control, Inc.


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

1992 Stock Option Plan, the Johnson Controls, Inc. 2000 Stock Option Plan, and/or the Johnson Controls, Inc. Restricted Stock Plan.

                                   ARTICLE 4.
                            DEFERRALS OF COMPENSATION


         Section 4.1. Incentive Deferrals.

         (a) EICP Deferrals. A Participant may irrevocably elect, in such form and manner as the Committee may prescribe, before the first day of the Plan Year for which an award under the Johnson Controls, Inc. Executive Incentive Compensation Plan (Deferred Option Qualified) is awarded to the Participant, to have a part or all of his incentive award for such year (but not less than $1,000) deferred and, at his election, credited to the Participant's Share Unit Account, Interest Account and/or Equity Fund Account. A Participant's election to defer an annual incentive award shall be effective only for the year to which the election relates, and shall not carry over from year to year. Notwithstanding the foregoing, a Participant's election to defer all or a portion of an incentive award shall not be effective with respect to any amount payable after the Participant's termination of employment.

         (b) LTPP Deferrals. A Participant shall be deemed to have elected to have all amounts payable under the Johnson Controls, Inc. Long-Term Performance Plan deferred to the Participant's Interest Account, unless the Participant irrevocably elects, in such form and manner as the Committee may prescribe, and before the end of the second fiscal year of the period of performance for which payment will be made, to have a part or all of his incentive award for such performance period credited to the Participant's Share Unit Account or Equity Fund Account, or paid to him in cash. A Participant's election to defer a long-term incentive payment shall be effective only for the performance period to which the election relates, and shall not carry over from performance period to performance period. Notwithstanding the foregoing, a Participant's election to defer all or a portion of a long-term incentive award shall not be effective with respect to any amount payable after the Participant's termination of employment.

         Section 4.2. Deferral of Option Exercise Shares. A Participant may elect once each calendar year, in such form and manner as the Committee may prescribe, to defer delivery of the Shares otherwise issuable to the Participant upon exercise of a stock option under the Johnson Controls, Inc. 1992 Stock Option Plan or 2000 Stock Option Plan. The election must be made with respect to all unexercised option shares as of the date of the election and will become effective on the first anniversary of the date of such election. A Participant's election to defer option exercise Shares shall be effective only for the Shares to which the election relates, and shall not carry over from exercise to exercise. A Participant's Option Deferrals will be automatically credited to the Participant's Share Unit Account. Notwithstanding the foregoing, a Participant's election to defer his option exercise Shares shall not be effective with respect to an option exercised after the Participant's termination of employment.

         Section 4.3. Deferral of Restricted Stock. A Participant may irrevocably elect within the first thirty (30) days after the Participant has been granted shares of restricted stock under the


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

Johnson Controls, Inc. Restricted Stock Plan, in such form and manner as the Committee may prescribe, to defer all or any portion of the restricted stock awarded to such Participant. A Participant's election to defer restricted shares shall be effective only for the Shares to which the election relates, and shall not carry over from award to award. A Participant's Restricted Stock Deferrals will be automatically credited to the Participant's Share Unit Account. The portion of the Share Unit Account attributable to Restricted Stock Deferrals shall be subject to the same risk of forfeiture as the restricted shares to which such Deferrals relate.

         Section 4.4. Deferral of Dividends on Restricted Stock. A Participant shall be deemed to have elected to have all dividends or other distributions paid with respect to restricted stock under the Johnson Controls, Inc. Restricted Stock Plan while such stock is subject to a period of restriction, deferred to the Participant's Share Unit Account, Interest Account or Equity Fund Account as the Participant may elect, in such form and in such manner as the Committee may prescribe and within the time period the Committee may prescribe; provided that in the absence of an election, all dividends and other distributions shall be credited to the Participant's Share Unit Account. The portion of the Participant's Account attributable to such Deferrals shall be subject to the same risk of forfeiture as the restricted shares to which such Deferrals relate.

         Section 4.5. Involuntary Termination of Deferral Elections. If the Committee determines that the Participant is no longer eligible to participate in the Plan or that revocation of a Participant's eligibility is necessary or desirable in order for the Plan to qualify under ERISA as a plan of deferred compensation for a select group of management or highly compensated employees, the Committee may automatically revoke the Participant's deferral election or deemed deferral election.

                                   ARTICLE 5.
                         HYPOTHETICAL INVESTMENT OPTIONS


         Section 5.1. Credits to Share Unit Account.

         (a) Incentive Deferrals. When a Participant has elected that an Incentive Deferral be credited to his Share Unit Account, the portion of his cash award as to which such deferral election is in effect shall be converted to whole and fractional Share Units, with fractional units calculated to two decimal places, and credited to his Share Unit Account as of the same date on which cash payments are made or would have been made under the terms of the applicable incentive plan. Each award shall be converted into Share Units in the following manner:

                  (1) Determine the Fair Market Value of a Share on the date of deferral.

                  (2) Divide the amount of the award being deferred by such Fair Market Value.

                  (3) The quotient resulting from such division indicates the number of Share Units to be credited to the Participant's Share Unit Account.


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         (b) Option Deferrals. When a Participant has elected an Option Deferral, his Share Unit Account will be credited, as of the date of exercise, with a number of Share Units equal to the number of Shares with respect to which the Option Deferral election is in effect.

         (c) Restricted Stock Deferrals. When a Participant has elected a Restricted Stock Deferral, his Share Unit Account will be credited, as of the date the Participant would have otherwise been issued shares of restricted stock, with a number of Share Units equal to the number of Shares with respect to which the Restricted Stock Deferral election is in effect.

         (d) Dividends and Dividend Deferrals. Whenever the Company declares a dividend on its Shares, in cash or in property, at a time when Participants have Share Units credited to their Accounts or at a time when a Participant is deemed to have made a Dividend Deferral election hereunder, a dividend award shall be made to all such Participants as of the date of payment of the dividend. The dividend award for a Participant shall be determined by multiplying the Share Units credited to the Participant's Account or the number of restricted shares held by such Participant on the date the dividend is declared by the amount or Fair Market Value of the dividend paid or distributed on one Share. Subject to such rules as the Committee may prescribe, a Participant may elect to have his dividend award credited to his Share Unit Account, Interest Account or Equity Fund Account; provided that, in the absence of an election, all divided awards shall be credited to the Participant's Share Unit Account. Any dividend award with respect to Share Units or restricted shares that are subject to a period of restriction under the Restricted Stock Plan shall be subject to the same period of restriction as the units to which they relate.

                  (1) If the dividend award is to be credited to the Participant's Share Unit Account, the dividend award shall be converted into Share Units in the same manner that a cash award is converted into Share Units under subsection (a), and such Share Units shall be credited to the Participant's Account on the date the dividend payment would have otherwise been made. In making this conversion, the Fair Market Value of a Share shall be determined as of the date the dividend on the Common Stock is paid.

                  (2) If the dividend award is to be credited to the Participant's Interest Account, the dividend award shall be credited to such account on the January 1 that next follows the date of dividend payment.

                  (3) If the dividend award is to be credited to the Participant's Equity Fund Account, the dividend award shall be credited to such account on the first day of the fiscal year that next follows the fiscal year in which the dividend was otherwise paid.

Any other provision of this Plan to the contrary notwithstanding, if a dividend is declared on Shares in the form of a right or rights to purchase shares of capital stock of the Company or of any entity acquiring the Company, such dividend award shall not be credited to the Participant's Share Unit Account, Interest Account or Equity Fund Account, but each Share Unit credited to a

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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

Participant's Share Unit Account at the time such dividend is paid, and each Share Unit thereafter credited to the Participant's Share Unit Account at a time when such rights are attached to Shares, shall thereafter be valued as of any point in time on the basis of the aggregate of the then Fair Market Value of one Share plus the then Fair Market Value of such right or rights then attached to one Share.

         Section 5.2. Credits to Interest Account.

         (a) Incentive Deferrals. When a Participant has elected or deemed elected that an Incentive Deferral be credited to his Interest Account, the portion of his cash award as to which such deferral election is in effect shall be credited to his Interest Account as of the date such award would have otherwise been paid to the Participant in cash.

         (b) Crediting of Interest Equivalent. The Interest Account shall be credited on January 1 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the prior year at the rate determined by adding together the prime rate in effect at the Firstar Bank on the last banking day prior to such January 1 and the prime rate in effect at said bank on the last banking days of each of the calendar months of January through November of such prior year and dividing such total by 12; provided that, for purposes of determining interest on a Deferral in the year in which the Deferral is made, the Deferral amount shall be deemed credited to the Participant's Interest Account as of January 1 of such year. In the event that the Interest Account shall be terminated for any reason prior to January 1 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average prime rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

         Section 5.3. Credits to Equity Fund Account.

         (a) Incentive Deferrals. When a Participant has elected that an Incentive Deferral be credited to his Equity Fund Account, the portion of his cash award as to which such deferral election is in effect shall be credited to his Equity Fund Account as of the date such award would have otherwise been paid to the Participant in cash.

         (b) Crediting of Earnings and Gains Equivalent. The Equity Fund Account shall be treated as if it had been invested as an integral part of the Equity Fund (or such other fund designated by the Committee) under the Johnson Controls Savings and Investment Plan and shall be credited or debited as of the last day of each Plan Year with an amount equal to the net gain or loss in value, as the case may be, which would have been realized on an amount equal to the unpaid balance of such Equity Fund Account if it had been invested in such Equity Fund throughout such Plan Year (or portion thereof); provided that, for purposes of determining earnings and gains on a Deferral in the year in which the Deferral is made, the Deferral amount shall be deemed credited to the Participant's Equity Fund Account as of January 1 of such year. In the event that the Equity Fund Account shall be terminated for any reason prior to the last day of a Plan Year, such account shall upon such termination date be credited or debited with an amount equal to the net gain or loss in value which would have been realized on an amount equal to the unpaid balance of such Equity Fund Account if it had been invested in such Equity Fund during


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

the part of such Plan Year commencing on the first day thereof and ending on the date of termination of such account.

         Section 5.4. Changing Hypothetical Investment Options. A Participant may irrevocably elect, once each year in such form and manner as the Committee may prescribe and within the time periods the Committee may prescribe, and effective on the following January 1, to convert all or part of his Interest Account and/or Equity Fund Account to the Participant's Share Unit Account. Such conversions shall be made in the same manner as set forth in Section 5.1(a), as if the amount for which an election is made was an incentive cash award being paid effective on the conversion date. The Share Unit Account is considered a "buy only" account under the Plan, and no amounts may be transferred out of the Share Unit Account into the Interest Account or Equity Fund Account. Terminated employees and Beneficiaries shall not be permitted to make conversions under this Section 5.4.

         Section 5.5. Securities Law Restrictions. Notwithstanding anything to the contrary herein, all elections under Article 5 or 6 by a Participant who is subject to Section 16 of the Exchange Act are subject to review by the Committee prior to implementation. In accordance with Section 9.2, the Committee may restrict additional transactions, rescind transactions, or impose other rules and procedures, to the extent deemed desirable by the Committee in order to comply with the Exchange Act, including, without limitation, application of the review and approval provisions of this Section 5.5 to Participants who are not subject to Section 16 of the Exchange Act.

         Section 5.6. Accounts are For Record Keeping Purposes Only. Plan Accounts and the record keeping procedures described herein serve solely as a device for determining the amount of benefits accumulated by a Participant under the Plan, and shall not constitute or imply an obligation on the part of the Company or any subsidiary to fund such benefits. In any event, the Company or a subsidiary may, in its discretion, set aside assets equal to part or all of such Account balances and invest such assets in Company stock, life insurance or any other investment deemed appropriate. Any such assets, including Company stock, shall be and remain the sole property of the employer that set aside such assets, and a Participant shall have no proprietary rights of any nature whatsoever with respect to such assets.

                                   ARTICLE 6.
                            DISTRIBUTION OF ACCOUNTS


         Section 6.1. Distribution Election.

         (a) General. Subject to the provisions of subsections (b) and (c), a Participant, at the time he commences participation in the Plan, shall make a distribution election with respect to his Account in such form and manner as the Committee may prescribe and within the time periods the Committee may prescribe. The election shall specify whether distributions shall be made in a single lump sum or ten (10) annual installments.


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         (b) Stock Option Deferral Elections. Notwithstanding the foregoing, and solely with respect to the portion of the Participant's Account that is attributable to Stock Option Deferrals and dividend awards made thereon, a Participant may elect to have such portion of his Account distributed in any number of whole annual installments up to ten (10), and may elect to have distribution begin as of any date prior to his termination of employment date (provided that the distribution date must be at least one year after the exercise date of the option for which the deferral election is being made).

         (c) Form and Timing of Election. A distribution election shall be effective only when it is received and approved by the Company, and shall remain in effect until modified by the Participant. A Participant may from time to time modify his distribution election by filing a revised distribution election, properly completed and signed, with the Company. However, a revised distribution election received by the Company within twelve (12) months prior to the Participant's termination of employment from the Company and its subsidiaries (or pursuant to subsection (b), within twelve (12) months prior to the elected distribution date) will be null and void, and the most recent prior distribution election on file with the Company will be given effect. If no valid election is in effect, distributions shall be made in ten (10) annual installments, and with respect to Stock Option Deferrals, distribution shall begin or be made after termination of employment.

         Section 6.2. Time of Distribution.

         (a) Termination of Employment. Except as provided in subsection (c), upon termination of a Participant's employment with the Company or subsidiary for any reason, the Participant, or his Beneficiary in the event of his death, shall be entitled to payment of the amount accumulated in such Participant's Account.

         (b) Certain Transfers of Employment. If directed by the Committee, a Participant whose employment is transferred to a corporation or other entity (the "Transferee Employer") that is not the Company or a subsidiary, but in which the Company or a subsidiary holds an ownership interest, then until the earliest to occur of (1) the date on which the Participant ceases to be employed by such Transferee Employer, (2) the date on which the Company or a subsidiary no longer holds an ownership interest in the Transferee Employer, or (3) such other date determined by the Committee, the Participant shall be treated as if he or she were still actively employed by the Company or a subsidiary. The foregoing rule shall apply only for the purpose of determining whether the Participant has terminated employment for purposes of the distribution provisions of this Article 7; it shall not apply, and the Participant shall not be entitled to make additional Deferrals, with respect to remuneration attributable to services rendered with the Transferee Employer. The Committee may promulgate such additional rules as may be necessary or desirable in connection with any such transfer of employment.

         (c) Other Distribution Date. Notwithstanding the foregoing, and solely with respect to the portion of the Participant's Accounts that are attributable to Stock Option Deferrals and dividend awards thereon, distribution of such portion of the Participant's Account shall begin or be made on the distribution date elected by the Participant pursuant to Section 7.01(b).


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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         Section 6.3. Calculation of Payments.

         (a) Interest Account and Equity Fund Account. The amount, if any, credited to the Participant's Interest Account and/or Equity Fund Account shall be paid in cash as follows:

                  (1) If payment is to be made in a lump sum, payment shall be made in January of the calendar year following the date of termination of employment, and shall be in an amount equal to the value of the total amount credited to the Participant's Interest Account and/or Equity Fund Account as of such January 1 next following the Participant's date of termination.

                  (2) If payment is to be made in annual installments, the first annual payment shall be made in January of the calendar year following the date of termination of employment, and shall be in an amount equal to the value of 1/10th of the total amount credited to the Participant's Interest Account and/or Equity Fund Account as of the January 1 next following date of termination. A second annual payment shall be made in January of the second calendar year following the year during which the Participant terminated employment, and shall be in an amount equal to the value of 1/9th of the amount credited to the Participant's Interest Account and/or Equity Fund Account as such January 1. Each succeeding installment payment shall be determined in a similar manner, until the tenth installment which shall equal the then remaining balance of such accounts as of such January 1.

         (b) Share Unit Account. Subject to the provisions of subsection (c), the number of Share Units, if any, credited to the Participant's Share Unit Account, shall be paid in cash as follows:

                  (1) If payment is to be made in a lump sum, payment shall be made in January of the calendar year following the date of termination of employment. The amount of the payment shall be determined by multiplying the Fair Market Value of a Share on the first trading day of such January by the number of such Share Units for which distribution is being made.

                  (2) If payment is to be made in ten (10) annual installments, the first annual payment shall be made in January of the calendar year following the date of termination of employment, and shall be in an amount equal to the value of 1/10th of the number of Share Units credited to the Participant's account as of the first trading day of such January. The value of each Share Unit shall be determined by multiplying the Fair Market Value of a Share on the first trading day of such January by the number of such Share Units.



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                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                  After the amount of the first installment has been determined, 1/10th of the Share Units credited to the Participant's Account on such first trading day shall be cancelled as of such date. A second annual payment shall be made in January of the second calendar year following the year in which the Participant terminated employment, and shall be in an amount equal to the value of 1/9th of the number of Share Units credited to the Participant's account on the first trading day of such January. The value of such Share Units shall be determined by multiplying the Fair Market Value of a Share on the first trading day of such January by the number of such Share Units. After the amount of the second installment has been determined, 1/9th of the Share Units credited to the Participant's account on such first trading day shall be cancelled as of such date. Each succeeding installment payment shall be determined in a similar manner, the tenth annual installment being an amount equal to the value of the total number of Share Units credited to the account of the Participant on the first trading day of the tenth calendar year after the year in which the Participant terminated employment.

         (c) Distributions with Respect to Stock Option Deferrals. Notwithstanding the foregoing, credits to a Participant's Share Unit Account, Interest Account and/or Equity Fund Account that relate to Option Deferrals and dividend awards thereon shall be paid in the manner and at the time elected by the Participant pursuant to procedures similar to that described in subsections
(a) and (b) above, provided that Option Deferrals shall be paid in the form of Shares rather than cash, and dividend awards shall be paid in cash. Any Shares distributed hereunder shall be deemed issued under the Johnson Controls, Inc. 1992 or 2000 Stock Option Plan, as applicable, shall be subject to the terms thereof, and shall be charged against the maximum number of shares available for issuance under such applicable plan.

         Section 6.4. Distribution of Remaining Account Following Participant's Death. Each Participant may file a beneficiary designation with the Company in such form and manner as the Committee may prescribe and within the time periods the Committee may prescribe. In the event of the Participant's death prior to receiving all payments due hereunder, the remaining interest shall be paid to the Participant's Beneficiary in accordance with the distribution election in effect at the time of the Participant's death, unless the Committee determines to pay the remaining interest in a lump sum. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. If a Participant designates a beneficiary without providing in the designation that the beneficiary must be living at the time of each distribution, the designation shall vest in the beneficiary all of the distributions payable after the beneficiary's death, and any distributions remaining upon the beneficiary's death shall be made to the beneficiary's estate. In the event there is no valid beneficiary designation form on file, or in the event the Participant's designated beneficiary does not survive the Participant, the Participant's estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse; provided the Committee receives notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant's spouse, if any, must consent to the Participant's designation of any primary beneficiary other than the spouse.

         Section 6.5. Distribution in Event of Financial Emergency. If requested by a Participant while in the employ of the Company or a subsidiary and if the Committee determines that a financial emergency has occurred in the financial affairs of the Participant, all or part of the Participant's Interest, Share Unit and/or Equity Fund Accounts on the date the Participant makes the request may be paid out to the Participant at the sole discretion of the Committee in a cash lump sum or in such installment payments as the Committee may specify. The amount to be distributed to the Participant shall only be such amount as is needed to alleviate the Participant's financial hardship.

         Section 6.6. Acceleration of Payments. Notwithstanding the foregoing provisions, if the amount remaining in each of a Participant's Interest Account, Share Unit and/or Equity Fund Account at any time is less than $50,000, or in the event of a financial emergency occurring in the personal affairs of the Participant, or his Beneficiary in case of his death, during the payout period, the Committee may elect to accelerate the payout thereafter of the Participant's Interest, Share Unit or Equity Fund Account in such manner as the Committee determines.

         Section 6.7. Tax Withholding. The Company shall have the right to deduct from any deferral or payment of cash made hereunder, or from any other amount due a Participant, the amount of cash and/or Fair Market Value of Shares sufficient to satisfy the Company's or subsidiary's foreign, federal, state or local income tax withholding obligations with respect to such deferral (or vesting thereof) or payment.

         Section 6.8. Offset. The Company or subsidiary shall have the right to offset from any amount payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant's death).

                                   ARTICLE 7.
                        RULES WITH RESPECT TO SHARE UNITS


         Section 7.1. Transactions Affecting Common Stock. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure of the Company affecting Shares, the Committee may make appropriate equitable adjustments with respect to the Share Units credited to the Share Unit Accounts of each Participant, including without limitation, adjusting the date as of which such units are valued and/or distributed, as the Committee determines is necessary or desirable to prevent the dilution or enlargement of the benefits intended to be provided under the Plan.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         Section 7.2. No Shareholder Rights With Respect to Share Units. Participants shall have no rights as a stockholder pertaining to Share Units credited to their Accounts.

                                   ARTICLE 8.
   SPECIAL RULES APPLICABLE IN THE EVENT OF A CHANGE OF CONTROL OF THE COMPANY


         Section 8.1. Acceleration of Payment of Accounts. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined in Section 8.2), each Participant shall be entitled to receive a lump sum payment in cash of all amounts accumulated in such Participant's Account. In determining the amount accumulated in a Participant's Share Unit Account, each Share Unit shall have a value equal to the higher of (a) the highest reported sales price, regular way, of a share of the Company's common stock on the Composite Tape for New York Stock Exchange Listed Stocks (the "Composite Tape") during the sixty-day period prior to the date of the Change of Control of the Company and (b) if the Change of Control of the Company is the result of a transaction or series of transactions described in Section 8.2(a) or (c), the highest price per Share of the Company paid in such transaction or series of transactions.

         Section 8.2. Definition of a Change of Control. A Change of Control means any of the following events:

         (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either:

                  (1) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

                  (2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"),

provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         (b) Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c) Consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

         (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

         Section 8.3. Maximum Payment Limitation.

         (a) Limit on Payments. Except as provided in subsection (b) below, if any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company or a subsidiary (in the aggregate, "Total Payments"), would constitute an "excess parachute payment", then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under
Section 280G(a) of the Code; provided that this Section shall not apply in the case of a Participant who has in effect a valid employment contract providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms "excess parachute payment" and "parachute payment" shall have the meanings assigned to them in Section 280G of the Code, and

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

such "parachute payments" shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment, the Participant and the Company, at the Company's expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company's independent auditors and acceptable to the Participant in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section. As used in this Section, the term "Base Period Income" means an amount equal to the Participant's "annualized includible compensation for the base period" as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant. Such opinion shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty days of his receipt of such opinion or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this Section, the Participant and the Company shall obtain, at the Company's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. If the provisions of Sections 280G and 4999 of the Code are repealed without succession, then this Section shall be of no further force or effect.

         (b) Employment Contract Governs. The provisions of subsection (a) above shall not apply to a Participant whose employment is governed by an employment contract that provides for Total Payments in excess of the limitation described in subsection (a) above.

                                   ARTICLE 9.
                               GENERAL PROVISIONS


         Section 9.1. Administration.

         (a) General. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence or not be composed of members of the Board who qualify as "non-employee directors", then all determinations affecting Participants who are subject to Section 16 of the Exchange Act shall be made by the full Board, and all determinations affecting other Participants shall be made by the Board or an officer of the Company or other committee appointed by the Board. The Committee may, in its discretion, delegate any or all of its authority

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

and responsibility; provided that the Committee shall not delegate authority and responsibility with respect to non-ministerial functions that relate to the participation by Participants who are subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent of any such delegation, any references herein to the Committee shall be deemed references to such delegee. Interpretation of the Plan shall be within the sole discretion of the Committee. If any delegee of the Committee shall also be a Participant or Beneficiary, any determinations affecting the delegee's participation in the Plan shall be made by the Committee.

         (b) Authority and Responsibility. In addition to the authority specifically provided herein, the Committee shall have the discretionary authority to take any action or make any determination it deems necessary for the proper administration of its duties under the Plan, including but not limited to: (a) prescribe rules and regulations for the administration of the Plan; (b) prescribe forms for use with respect to the Plan; (c) interpret and apply all of the Plan's provisions, reconcile inconsistencies or supply omissions in the Plan's terms; (d) make appropriate determinations, including factual determinations, and calculations; and (e) prepare all reports required by law.

         (c) Decisions Binding. The Committee's determination shall be final and binding on all parties with an interest hereunder, unless determined to be arbitrary and capricious.

         (d) Procedures of the Committee. The Committee's determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present, or by written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company's By-laws and Wisconsin law for their services as directors of the Company.

         Section 9.2. Restrictions to Comply with Applicable Law. Notwithstanding any other provision of the Plan, the Company shall have no liability to make any payment unless such payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. In addition, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. The Committee shall administer the Plan so that transactions under the Plan will be exempt from or comply with Section 16 of the Exchange Act, and shall have the right to restrict or rescind any transaction, or impose other rules and requirements, to the extent it deems necessary or desirable for such exemption or compliance to be met.

         Section 9.3. Claims Procedures.

         (a) Initial Claim. If a Participant or Beneficiary (the "claimant") believes that he is entitled to a benefit under the Plan that is not provided, the claimant or his legal representative shall file a written claim for such benefit with the Committee. The Committee shall review the

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

claim within 90 days following the date of receipt of the claim; provided that the Committee may determine that an additional 90-day extension is necessary due to circumstances beyond the Committee's control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision. If the claimant's claim is denied in whole or part, the Committee shall provide written notice to the claimant of such denial. The written notice shall include: the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of which such material or information is necessary; and a description of the Plan's review procedures (as set forth in subsection (b)) and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse determination upon review. If the claimant does not receive a written decision within the time period(s) described above, the claim shall be deemed denied on the last day of such period(s).

         (b) Request for Appeal. The claimant has the right to appeal the Committee's decision by filing a written appeal to the Committee within 60 days after claimant's receipt of the decision or deemed denial. The claimant will have the opportunity, upon request and free of charge, to have reasonable access to and copies of all documents, records and other information relevant to the claimant's appeal. The claimant may submit written comments, documents, records and other information relating to his claim with the appeal. The Committee will review all comments, documents, records and other information submitted by the claimant relating to the claim, regardless of whether such information was submitted or considered in the initial claim determination. The Committee shall make a determination on the appeal within 60 days after receiving the claimant's written appeal; provided that the Committee may determine that an additional 60-day extension is necessary due to circumstances beyond the Committee's control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision. If the claimant's appeal is denied in whole or part, the Committee shall provide written notice to the claimant of such denial. The written notice shall include: the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant's claim; and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA. If the claimant does not receive a written decision within the time period(s) described above, the appeal shall be deemed denied on the last day of such period(s).

         (c) ERISA Fiduciary. For purposes of ERISA, the Committee shall be considered the named fiduciary under the Plan and the plan administrator.

         Section 9.4. Participant Rights Unsecured.

         (a) Unsecured Claim. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Company or a subsidiary. The right of a Participant or Beneficiary to the payment of

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

benefits under this Plan shall not be assigned, encumbered, or transferred, except as permitted under Section 6.4. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by him or his guardian or legal representative.

         (b) Contractual Obligation. The Company or a subsidiary may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of the Company or a subsidiary shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any subsidiary. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a subsidiary and any Participant or Beneficiary, or any other person.

         Section 9.5. Amendment or Termination of Plan.

         (a) General Authority. The Board may at any time amend or terminate the Plan, including but not limited to modifying the terms and conditions applicable to (or otherwise eliminating) Deferrals to be made on or after the amendment or termination date; provided, however, that no amendment or termination may reduce or eliminate any Account balance accrued to the date of such amendment or termination (except as such Account balance may be reduced as a result of investment losses allocable to such Account) without a Participant's consent except as otherwise specifically provided herein.

         (b) Termination; Change of Control. Notwithstanding the foregoing, the Board may make the following amendments to the Plan without the consent of an individual with an interest hereunder:

                  (1) In the event of the Plan's termination, the Board may provide that all Deferral elections then outstanding be cancelled and that all amounts accrued to the date of termination be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Board, regardless of any distribution election then in effect.

                  (2) The Board may amend the provisions of Article 8 prior to the effective date of a Change of Control.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         Section 9.6. Administrative Expenses. Costs of establishing and administering the Plan will be paid by the Company and participating subsidiaries.

         Section 9.7. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.

         Section 9.8. Governing Law; Limitation on Actions; Dispute Resolution.

         (a) Governing Law. This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Wisconsin (without reference to conflict of law principles thereof) to the extent such laws are not preempted by federal law.

         (b) Limitation on Actions. Any action or other legal proceeding with respect to the Plan may be brought only after the claims and appeals procedures of Section 9.3 are exhausted and only within period ending on the earlier of (i) one year after the date claimant receives notice or deemed notice of a denial upon appeal under Section 9.3(b), or (ii) the expiration of the applicable statute of limitations period under applicable federal law. Any action or other legal proceeding not adjudicated under ERISA must be arbitrated in accordance with the provisions of subsection (c).

         (c) Arbitration.

                  (1) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any subsidiary employer, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan that is not covered under ERISA, and regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (2) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                  frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

                  Office of General Counsel
                  Johnson Controls, Inc.
                  5757 North Green Bay Avenue
                  P.O. Box 591
                  Milwaukee, WI  53201-0591

                           The notice must identify and describe the nature of
                  all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

                  (3) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company's or subsidiary's personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable complaint resolution procedure has been completed.

                  (4) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

                  (5) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

                             JOHNSON CONTROLS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                  (6) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

                  (7) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.